UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2015

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05    Costs Associated with Exit or Disposal Activities

On November 12, 2015, Vishay Precision Group, Inc. (“VPG” or the “Company”) determined to close its Beijing, China force sensor facility and transfer production to other VPG facilities, in addition to taking steps to consolidate certain product lines in the Foil Technology Product and Force Sensors segments and engaging in additional reductions in force in the Weighing and Control Systems segment (collectively, the “Restructuring Plan”).

We expect to incur approximately $4.0 million in charges in connection with implementation of the Restructuring Plan, which will be incurred primarily during the fourth fiscal quarter of 2015, and will include:

Charge	Expected Amount
Severance	$3.0 million
Legal fees	$0.2 million
Lease termination fees	$0.2 million
Other exit costs	$0.6 million
Total	$4.0 million

Item 8.01 Other Events.

On November 16, 2015, the Company issued a press release announcing the adoption of the Restructuring Plan. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November16, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: November 16, 2015	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 16, 2015.